UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

REFLECT SCIENTIFIC, INC.

(Name of Registrant as Specified In its Charter)

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

REFLECT SCIENTIFIC, INC.

1270 South 1380 West

Orem, Utah 84058

 (801) 226-4100

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.01 per share, of record at the close of business on October 20, 2009 (collectively, the “Shareholders”) of Reflect Scientific, Inc., a Utah corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Shareholders on or about __________________, 2009.

The corporate actions involve one (1) proposal (the “Proposal”) providing for the following:

The amendment to the Company’s articles of incorporation to increase the authorized shares of common stock from fifty million shares (50,000,000) to one hundred million (100,000,000) shares of common stock, par value $0.01 per share.  There will be no change to the authorized shares of preferred stock.

THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE 35,496,650 SHARES OF COMMON STOCK OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 20, 2009 (THE “RECORD DATE”) HAVE CONSENTED IN WRITING TO THE PROPOSALS. THESE ACTIONS ARE EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/

____________________________________

Kim Boyce, CEO

October 27, 2009

TABLE OF CONTENTS

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Reflect Scientific, Inc., a Utah corporation (the “Company”), and is expected to be mailed on or about _____________________, 2009, to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on September 30, 2009 (collectively, the “Shareholders”).

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Shareholders, as of the close of business on October 20, 2009 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of principal shareholders. Specifically, holders of our Common Stock entitled to cast 57% of the votes on all matters submitted to the shareholders for approval have consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or before November ___, 2009, consisting of an increase in the authorized shares of common stock from fifty million (50,000,000) shares to one hundred million (100,000,000) shares (the “Proposal”). Accordingly, all actions described in the Proposal are expected to be taken on or about November ___, 2009.

Who Is Entitled to Notice?

All holders of shares of Common Stock of record on the close of business on the Record Date will be entitled to notice of the action to be taken pursuant to the written consent of a certain principal shareholders. Specifically, shareholders have consented in writing to the Proposal. Under Utah corporate law and the Company’s governing documents, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because the principal shareholders are entitled to cast a number of shares equal to 57% of the total voting stock of the Company, no action by the other shareholders in connection with the Proposal set forth herein is required.

What Corporate Matters Has the Principal Shareholders Voted on and How Did They Vote?

The shareholders that hold 57% of the total voting capital stock of the Company hold a majority of the total voting capital stock required to vote on each matter. Such principal shareholders have consented in writing to the following Proposals:

•

For the adoption of an amendment to the articles of incorporation of the Company increasing the authorized shares of the Company’s common stock from fifty million (50,000,000) shares to one hundred million (100,000,000) shares (see page 7 herein).

What Was the Recommendations of the Board Of Directors?

The Board of Directors unanimously recommended that shareholders vote as follows:

•

For the adoption of an amendment to the articles of incorporation of the Company increasing the authorized shares of the Company’s common stock from fifty million (50,000,000) shares to one hundred million (100,000,000) shares (see page 7 herein).

What Vote Was Required to Approve the Proposal?

Each share of Common Stock is entitled to one (1) vote.  As of the Record Date, we had 35,496,650 Common Stock issued and outstanding. Therefore, a majority of the 35,496,650 total outstanding voting shares of common stock of the Company voting in favor of the action is required to pass the shareholder resolution for this action.

Amendment to the Articles of Incorporation increasing the authorized shares of Common Stock. For the Proposal to adopt an amendment to the Articles of Incorporation to increase the authorized shares of common stock, a vote of a majority of the voting capital stock was required for approval of the Proposal. As a result, the written consent to approve this Proposal by a certain principal shareholders (which vote is equal to 57% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Will Shareholders Receive Dissenters’ Rights?

Under Utah law, Shareholders are not entitled and will not receive dissenters or appraisal rights under the terms of the Proposals set forth herein.

INFORMATION ON THE CONSENTING SHAREHOLDERS

Shareholders who hold shares of Common Stock have consented in writing to the Proposals.  The number of shares of Common Stock within their voting control as of the Record Date is listed below. The following principal shareholders hold 57% of the shares of voting capital stock and accordingly, have sufficient shares to approve the Proposal:

Name	Number of Common Shares Entitled to Vote	Percentage of Total Voting Common Stock (1)
Kim Boyce	16,918,250	47.7%
Dain Family Revocable Trust	1,530,000	4.3%
Nicholas J. Henneman	1,670,000	4.7%
Total	20,118,250 =========	57% ======

——————

(1)  Applicable percentage of total voting stock is based on 35,496,650 shares of Common Stock issued and outstanding on October 20, 2009.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of October 20, 2009, the names, addresses and number of shares of common stock beneficially owned by all persons known to the management of Reflect Scientific to be beneficial owners of more than 5% of the outstanding shares of common stock, and the names and number of shares beneficially owned by all directors of Reflect Scientific and all executive officers and directors of Reflect Scientific as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned).

For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

All percentages are calculated based upon a total number of 35,496,650 shares of common stock outstanding as of October 20, 2009, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

		Amount and Nature of	Percentage of Outstanding
Title of Class	Name and Address of Beneficial Owner	Beneficial Owner	Common stock

	Principal Shareholders
Common Stock	Kim Boyce(1) 1270 South 1380 West Orem, Utah 84058	21,718,250	53.89%
Common Stock	Dain Family Revocable Trust 4057 Cienega Road Hollister, California 95023	2,530,000	6.24%
Common Stock	Nicholas J. Henneman P.O. Box 1175 5885 Diablo Hills Road Tres Pinos, California 95075-1175	2,470,000	6.10%
	Officers and Directors
Common Stock	Kim Boyce	21,718,250	53.89%
Common Stock	Tom Tait(2)	361,000.89%
Common Stock	Kevin Cooksy	40,000.10%
Common Stock	Craig D. Morrison, M.D.	210,000.52%
	All directors and executive officers of the Company as a group (Four individuals)	22,329,250 ========	55.40% ======

______________________________

(1)  Includes 4,800,000 shares issuable upon exercise of stock options with an exercise price of $1.32 per share.  The options are exercisable at any time within five years from their date of issuance in December 2007.

(2)  Includes 200,000 shares issuable upon exercise of stock options with an exercise price of $1.20 per share.  The options are exercisable at any time within five years from their date of issuance in December 2007.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share.  As of October 20, 2009, there were 35,496,650 shares of common stock outstanding and no shares of preferred stock outstanding.   The following description is a summary of our securities and contains the material terms of our securities.  Additional information can be found in our articles of incorporation, bylaws and other documents discussed below.

Common stock

Holders of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which, the holders of common stock are entitled to vote. Subject to the rights of the holders of any preferred stock we may designate or issue in the future, or as may otherwise be required by law or our articles of incorporation, our common stock is our only common stock entitled to vote in the election of directors and on all other matters presented to our stockholders. The common stock does not have cumulative voting rights or preemptive rights. Subject to the prior rights of holders of preferred stock, if any, holders of our common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to receive such assets as are available for distribution to our stockholders after there shall have been paid, or set apart for payment, the full amounts necessary to satisfy any preferential or participating rights to which the holders of any outstanding series of preferred stock are entitled.

As of October 20, 2009, there are 35,496,650 shares of common stock issued and outstanding.

Preferred Stock

Our board of directors is authorized to issue preferred stock in one or more series and, with respect to each series, to determine the preferences, rights, qualifications, limitations and restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series.

We had previously authorized and issued a Series A Preferred Stock.  All shares issued under the series A preferred stock were subsequently converted into shares of common stock and there are no shares of preferred stock outstanding.

Dividends

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Authorized but Unissued Stock. Authorized but unissued shares of common stock would be available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desire of the Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Transfer Agent and Registrar

Interwest Stock Transfer Company is the transfer agent and registrar of our common stock. Its address is 1981 Murray Holiday Road, Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSAL 1

AMENDMENT TO THE ARTICLES OF INCORPORATION TO

INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has recommended the Articles of Incorporation of the Company be amended to increase the common stock of the Company from fifty million (50,000,000) shares to one hundred (100,000,000) shares.  There would be no change to the preferred stock of the company.  As such following the amendment to the Articles of Incorporation there would be one hundred million (100,000,000) shares of common stock authorized and five million (5,000,000) shares of preferred stock both with a par value of $0.01 per share.

Purpose

The Company has been working on the development of its products and has had to rely on the sale of its equity securities to fund operation and for acquisitions.  With the economy in general still in a recession and the Company needing additional capital, management believed it may be necessary to issue additional shares of capital stock.  As the Company already has over 35,000,000 shares issued and outstanding debt that can be converted into additional shares of common stock, management believed it needed more shares to potentially be able to issue.  The Company has also had to rely on the use of its equity securities to help attract management and consultants to assist the Company with its operation and product development.  Accordingly, management has recommended that the Company increase the number of shares of common stock available to provide needed flexibility for future acquisitions, employee compensation and capital raising.

Effect

After the effective date of the proposed amendment to the articles of incorporation and increase in number of shares of common stock, the Company will be able to issue a greater number of shares of common stock which could dilute current shareholders.  The increase in capitalization will affect all common stockholders uniformly and will not affect any shareholders’ percentage interest in the Company.

The Company cannot predict the effect of the increase in capitalization upon the market price over an extended period.  By increasing the authorized shares of common stock, the Company will be able to issue an additional 64,503,350 shares of common stock.  This does not include the additional shares of preferred stock the Company will be authorized to issue.  Current shareholder could suffer substantial dilution in the future if the Company decides to issue further shares of common stock or preferred stock.

Although the Company has no current plans to issue any shares of common stock, it is likely the Company would issue shares in the future to fund operations or hire additional employees or consultants.  Shareholders are likely to be diluted in the future based on subsequent share issuances.  Shares of common stock can be issued without shareholder approval.  As such, shareholders may not have a vote on future stock issuances and will be relying on the judgment of the board of directors which has authority to issue shares of common and preferred stock without shareholder approval.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the amendment to the articles of incorporation to increase the authorized shares of common stock from fifty million (50,000,000) shares to one hundred million (100,000,000) shares.

Majority of Shareholders have Approved-Your Vote is not Required

We are not soliciting any votes with regard to the proposal to amend the articles of incorporation to increase the authorized shares of common stock from fifty million (50,000,000) shares to one hundred million (100,000,000) shares. The principal shareholders that consented in writing to this Proposal holds 57% of the total issued and outstanding shares of voting stock and accordingly, these principal shareholders have sufficient shares to approve the Proposal.

ADDITIONAL INFORMATION INCLUDED WITH THIS INFORMATION STATEMENT

Additional information concerning Reflect Scientific, Inc., including its annual and quarterly reports on form 10KSB and 10QSB for the periods ending December 31, 2008, and June 30, 2009, can be obtained by calling or writing the Company at 1270 South 1380 West, Orem, Utah 84058; telephone number 801-226-4100.  These reports contain our audited financial statements for the year ended December 31, 2008 and our unaudited financial statements for the quarter ended June 30, 2009.  Additional information on the Company which has been filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement and annual and quarterly report by sending a written request to the Company at the Company’s address and phone number and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

Salt Lake City, Utah
October 27, 2009

Exhibit A

Certificate of Amendment

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

REFLECT SCIENTIFIC, INC.

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, Reflect Scientific, Inc., a Utah corporation, hereinafter referred to as the “Corporation,” hereby adopts the following Articles of Amendment to these Articles of Incorporation:

FIRST:

The name of the Corporation is Reflect Scientific, Inc.

SECOND:

Article Four of the Articles of Incorporation shall be amended to read as follows:

ARTICLE FOUR

AUTHORIZED SHARES

The Corporation is authorized to issue a total of 105,000,000 shares, consisting of 5,000,000 shares of preferred stock having a par value of $0.01 per share (hereinafter referred to as "Preferred Stock") and 100,000,000 shares of common stock having a par value $0.01 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors.  The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Utah Revised Business Corporation Act, to:

(a)

designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b)

create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c)

alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d)

increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

THIRD:

By executing these Articles of Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on ___________, 2009, the foregoing amendment to the Articles of Incorporation of Reflect Scientific, Inc. was authorized and approved pursuant to section 16-10a-1003 of the Utah Revised Business Corporation Act by a vote of the majority of the Corporation's shareholders.  The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was

35,496,650 of which 20,118,250 shares voted for and no shares voted against the foregoing amendment to the Articles of Incorporation.  No other class of shares was entitled to vote thereon as a class.

DATED this ____ day of November, 2009

___________________________

Kim Boyce, CEO

__________________________

________________, Secretary